Joby Aviation Reports First Quarter 2023 Financial Results
Caption: A U.S. Air Force pilot inspects the Joby eVTOL aircraft ahead of becoming one of the first uniformed personnel to fly an eVTOL aircraft through transition as sole pilot-in-command (Photo Credit: Joby Aviation)
Santa Cruz, CA, May 3, 2023 — Joby Aviation, Inc. (NYSE:JOBY), a company developing all-electric aircraft for commercial passenger service, today issued its First Quarter 2023 Shareholder Letter (https://joby-site.cdn.prismic.io/joby-site/f499b210-6137-4d72-af89-a8ae006a6c7f_Joby_Shareholder_Letter_Q1_2023.pdf) detailing the company’s operating and financial results for the period ended March 31, 2023. The company will host a live audio webcast of its conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) today.
Key financial highlights from the quarter:
Joby continues to maintain a strong balance sheet with $978 million in cash and short-term marketable securities at the end of the quarter, excluding approximately $180 million of net proceeds from its public offering, led by Baillie Gifford, which was announced earlier today and is expected to close on May 5, 2023. These additional funds are expected to be used to accelerate Joby’s early production, enabling the business to capitalize on near-term revenue opportunities without impacting the funds available to carry the company through to type certification of its electric vertical take-off and landing (eVTOL) aircraft.

Key operating highlights from the quarter:
•First company-conforming aircraft is nearing completion and is on track to roll out, as planned, in the first half of this year
•Signed a $55 million contract extension with the Department of Defense that includes the provision and operation of up to nine aircraft, with the first two to be stationed at Edwards Air Force Base by early 2024
•A further three Area Specific Certification Plans (ASCPs) were submitted to the FAA, bringing the total to 11 of 13 ASCPs submitted. Two additional ASCPs were accepted by the FAA
•Four U.S. Air Force pilots learned to fly the Joby aircraft, becoming the first uniformed personnel to fly an eVTOL aircraft through transition as sole pilot-in-command
Commenting on the results, JoeBen Bevirt, Founder and CEO, Joby, said: “Already in 2023 we’ve achieved significant milestones in production, testing, and funding, and I’m incredibly excited about our progress as we move towards our goal of launching commercial service in 2025.
“The decision by Baillie Gifford to invest further in Joby is a testament to their long-term belief in the electrification of transportation and their track record speaks for itself. We couldn’t be more proud to have their support,” he added.
First Quarter Financial Results Webcast Details:
What: Joby First Quarter 2023 Financial Results Webcast
When: Wednesday, May 3, 2023
Time: 2:00 p.m. PT (5:00 p.m. ET)
Webcast: Upcoming Events (https://ir.jobyaviation.com/news-events/ir-calendar) section of the company website (www.jobyaviation.com)
If unable to attend the webcast, to listen by phone, please dial 1-877-407-9719 or 1-201-378-4906. A replay of the webcast will be available on the company website following the event.
About Joby Aviation
Joby Aviation, Inc. (NYSE: JOBY) is a California-based transportation company developing an all-electric vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, the growth of our manufacturing capabilities, our regulatory outlook, progress and timing, including our expectation to start commercial operations in 2025; plans for, and potential benefits of, our our contract with the Department of Defense, including plans to deliver and operate up to nine aircraft with two to be stationed at Edwards Air Force Base by early 2024; our business plan, objectives, goals and market opportunity; plans for, and potential benefits of, our strategic partnerships; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations, including the planned use of proceeds of our public offering and the expectation to close that offering on May 5, 2023 and the expected benefits of our vertically-integrated business model. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project, and our ability to launch our service; demand from the U.S. Air Force and other government agencies for our aircraft; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Joby Aviation
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